UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2011
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On October 3, 2011, A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nicole Crafts LLC, a Delaware limited liability company (“Parent”), and Sbar’s Acquisition Corporation, a Pennsylvania corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Capitalized terms which are used in this Current Report on Form 8-K (“Form 8-K”) but not defined in this Form 8-K have the meanings ascribed to them in the Merger Agreement. Parent and Merger Sub are affiliates of Sbar’s, Inc. (“Sbar’s”), a vendor of the Company.
The Offer and the Merger
Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:
•
Merger Sub will commence a tender offer (the “Offer”) no later than October 18, 2011 to acquire all of the outstanding shares of common stock, no par value, of the Company (“Company Common Stock”) at a purchase price of $1.60 per share net to the holders thereof in cash, without interest (the “Offer Price”), subject to applicable withholding taxes; and

•
as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger” and, together with the Offer, the “Transactions”) with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of Parent.

The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the shareholders of the Company have adopted the Merger Agreement at a meeting of shareholders.
In the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock held by Parent or its subsidiaries (including Merger Sub) or by shareholders who have validly exercised their dissenters rights (to the extent available under Pennsylvania law), will be converted into the right to receive cash in an amount equal to the Offer Price.
Top-Up Option
The parties have agreed that if, following completion of the Offer, Merger Sub owns at least 80% of the then outstanding shares of Company Common Stock on a Fully-Diluted Basis (assuming the issuance of the Top-Up Option shares as described below), the parties have agreed to take all necessary and appropriate action to complete the Merger without a meeting of Company shareholders pursuant to the “short form” merger procedures available under Pennsylvania law. The Company has also granted to Merger Sub an irrevocable option (the “Top-Up Option”), which Merger Sub may exercise on or prior to the second Business Day after the acceptance for payment of shares of Company Common Stock tendered in the Offer, if necessary, to purchase from the Company the number of shares of Common Stock that, when added to the shares of Company Common Stock already owned by Parent or any of its subsidiaries following consummation of the Offer, constitutes one share of Company Common Stock more than 80% of the shares of Common Stock then outstanding on a Fully-Diluted Basis (assuming the issuance of the Top-Up Option shares). In the event that Merger Sub does not hold at least 80% of the outstanding shares of Company Common Stock following the consummation of the Offer, including through exercise of the Top-Up Option, the Company must obtain the approval of the Company’s shareholders to consummate the Merger. In this event, the Company will call and convene a shareholder meeting to obtain this approval, and Parent and Merger Sub will vote all shares of Company Common Stock acquired by them pursuant to the Offer in favor of the adoption of the Merger Agreement and the consummation of the Merger, thereby assuring approval of the Merger.

Offer Conditions and Merger Conditions
The obligation of Merger Sub to accept for payment and pay for all shares of Company Common Stock tendered in the Offer is subject to the satisfaction of a number of conditions set forth in the Merger Agreement, including: (i) at least 70.7% of the shares of Company Common Stock then outstanding, on a Fully-Diluted Basis, having been validly tendered in (and not withdrawn from) the Offer (the “Minimum Tender Condition”), (ii) the receipt of financing, in an amount sufficient to consummate the Offer and the Merger, by Parent or Merger Sub or confirmation from the lenders that such financing will be available at Closing, (iii) the absence of a Material Adverse Effect on the Company and its subsidiaries, and (iv) other customary conditions. Except for the Minimum Tender Condition, the foregoing conditions may be waived by Parent or Merger Sub. In the event that the Minimum Tender Condition is not met, and in certain other circumstances, the parties have agreed to complete the Merger without the prior completion of the Offer, after receipt of the affirmative vote of a majority of the votes cast by all holders of Company Common Stock entitled to vote on the adoption of the Merger Agreement. The consummation of the Merger would be subject to similar conditions as the Offer conditions, other than the addition of the shareholder approval requirement, if the Offer Closing does not occur, and the inapplicability of the Minimum Tender Condition.
Financing of Parent and Merger Sub
Parent and Merger Sub represented in the Merger Agreement that they will have available sufficient funds (including the amounts deposited in escrow pursuant to the Deposit Escrow Agreement (as defined below)) and a commitment from Wells Fargo Bank, National Association, or one or more comparable financial institutions (the “Wells Fargo Commitment”) to enable them to have sufficient funds (the “Financing”) to permit Merger Sub to perform all of its obligations under the Merger Agreement. Parent and Merger Sub agreed to use commercially reasonable efforts to obtain the Financing on the terms and conditions described in the Wells Fargo Commitment. If any portion of the Financing becomes unavailable on the terms and conditions contemplated by the Wells Fargo Commitment, Parent and Merger Sub agreed to use commercially reasonable efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement. Wells Fargo Bank, National Association, also serves as the Deposit Escrow Agent (as defined below) under the Deposit Escrow Agreement described below and Wells Fargo Retail Finance, LLC is the Company’s senior secured lender.
Representations and Warranties; Covenants
The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. Under the terms of the Merger Agreement, the Company has also agreed to certain covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or may reasonably be expected to become, a Superior Proposal.
Termination
The Merger Agreement includes customary termination provisions for both the Company and Parent, including, among others, by either party if the Merger is not consummated on or before December 30, 2011. The Company may also terminate the Merger Agreement in order to accept a Superior Proposal. In connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2.0 million.
Deposit Escrow Agreement
Parent and Merger Sub are newly-formed entities that were formed for the purpose of entering into the Merger Agreement with the Company and acquiring the Company. As such, in order to provide some security for the obligations of Parent and Merger Sub to consummate the Transactions, concurrently with the execution of the Merger Agreement, a Deposit Escrow Agreement (the “Deposit Escrow Agreement”) was entered into by and among Parent, Merger Sub, the Company and Wells Fargo Bank, National Association, as deposit escrow agent (the “Deposit Escrow Agent”). Pursuant to the terms of the Deposit Escrow Agreement, Merger Sub has deposited $20 million (the “Escrow Amount”) into an escrow account.
Pursuant to the Deposit Escrow Agreement, if the Closing does not occur on or prior to December 30, 2011, and all conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied or waived, or all conditions to the obligations of the Company to consummate the Merger have not been satisfied or waived, then, subject to the Final Determination, as defined in the Deposit Escrow Agreement, the Escrow Amount will be distributed to the Company. However, if the Merger is not consummated by December 30, 2011, and all conditions to the obligations of Parent and Merger Sub to consummate the Merger have not been satisfied or waived and all conditions to the obligations of the Company to consummate the Merger have been satisfied or waived, then, subject to the Final Determination, the Escrow Amount will be returned to Merger Sub.

Limited Guaranty
The Merger Agreement provides for customary indemnification by the Surviving Corporation in favor of the Indemnified Parties as described in the Merger Agreement. Sbar’s agreed to guarantee such indemnification obligations, subject to certain limitations, pursuant to the Limited Guaranty, dated as of October 3, 2011 (the “Guaranty”), made and delivered by Sbar’s to the Company, in favor of, and for the benefit of, the Guaranteed Parties (as defined in the Guaranty).
Copies of the Merger Agreement, the Escrow Agreement and the Guaranty (collectively, the “Transaction Documents”) are attached as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2 to this Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the Transaction Documents. This summary of the principal terms of the Transaction Documents and the copies of the Transaction Documents filed as exhibits to this Form 8-K are intended to provide information regarding the terms of the Transaction Documents and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Transaction Documents and related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.
The Merger Agreement contains customary representations and warranties the Company, Parent and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts among the Company, Parent and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms, including, but not limited to, information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts. The Company’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.
Notice to Investors
The Offer for the outstanding Company Common Stock referred to in this Form 8-K has not yet commenced. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company Common Stock will be made only pursuant to an offer to purchase and related materials that Merger Sub intends to file with the SEC. At the time the Offer is commenced, Merger Sub will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all shareholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by contacting D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (for information by telephone: Banks and Brokers Call Collect: 1 (212) 269-5550; all Others Call Toll-Free: 1 (800) 755-7250. Investors and shareholders also may obtain free copies of the documents filed with the SEC from the Company by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943.

Additional Information about the Merger and Where to Find It
In connection with the potential one-step Merger, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition pursuant to the terms of the Merger Agreement. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and shareholders also may obtain free copies of the proxy statement and other relevant materials from the Company by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger because they will contain important information about the Merger and the parties to the Merger.
The Company and its directors, executive officers and other members of management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company shareholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders and Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, as well as the proxy statement and other relevant materials which will be filed with the SEC in connection with the Merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may” and similar terms. Forward-looking statements in this Form 8-K include, but are not limited to, statements regarding the anticipated timing of filings relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; statements regarding prospective performance and opportunities; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this Form 8-K related to future results and events are based on the Company’s current expectations, beliefs and assumptions about its industry and its business. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s shareholders will tender their stock in the Offer; the risk that the transaction may not be approved by the Company’s shareholders were the transaction to be consummated as a one-step Merger; the risk of litigation relating to the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors or other business partners; other business effects, including, but not limited to, the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, including, but not limited to, the solicitation/recommendation statement and Merger proxy statement to be filed by the Company. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are also urged to review carefully and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2011 and Current Reports on Form 8-K filed from time to time by the Company. All forward-looking statements are qualified in their entirety by this cautionary statement.
Item 8.01 Other Events.
On October 4, 2011, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. In addition, on October 4, 2011, the Company sent a letter to employees of the Company, FAQs to employees of the Company and a letter to vendors of the Company relating to the proposed transaction, copies of which are attached as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, to this Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among A.C. Moore Arts & Crafts, Inc., Nicole Crafts LLC and Sbar’s Acquisition Corporation dated as of October 3, 2011.*

10.1	Deposit Escrow Agreement, dated as of October 3, 2011, by and among Nicole Crafts LLC, Sbar’s Acquisition Corporation, A.C. Moore Arts & Crafts, Inc. and Wells Fargo Bank, National Association.

10.2	Limited Guaranty, dated as of October 3, 2011, made and delivered by Sbar’s, Inc. to A.C. Moore Arts & Crafts, Inc. in favor of, and for the benefit of, the Guaranteed Parties named therein.

99.1	Press release dated October 4, 2011.

99.2	Letter sent to employees of the Company on October 4, 2011.

99.3	FAQs sent to employees of the Company on October 4, 2011.

99.4	Letter sent to vendors of the Company on October 4, 2011.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

By:	/s/ Joseph A. Jeffries Name: Joseph A. Jeffries
Title: Chief Executive Officer
Date: October 4, 2011

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among A.C. Moore Arts & Crafts, Inc., Nicole Crafts LLC and Sbar’s Acquisition Corporation dated as of October 3, 2011.*

10.1	Deposit Escrow Agreement, dated as of October 3, 2011, by and among Nicole Crafts LLC, Sbar’s Acquisition Corporation, A.C. Moore Arts & Crafts, Inc. and Wells Fargo Bank, National Association.

10.2	Limited Guaranty, dated as of October 3, 2011, made and delivered by Sbar’s, Inc. to A.C. Moore Arts & Crafts, Inc. in favor of, and for the benefit of, the Guaranteed Parties named therein.

99.1	Press release dated October 4, 2011.

99.2	Letter sent to employees of the Company on October 4, 2011.

99.3	FAQs sent to employees of the Company on October 4, 2011.

99.4	Letter sent to vendors of the Company on October 4, 2011.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

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